As filed with the Securities and Exchange Commission on March 18, 2005.

                                                                                                                Registration  No. 333-09293

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-00254341 (I.R.S. Employer Identification Number)
10811 S. Westview Circle Building C, Suite 100 Houston, Texas 77043 (713) 881-8900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert D. Monson

President and Chief Executive Officer

Seitel, Inc.

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(713) 881-8900

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

With copies to: Porter & Hedges, L.L.P. 700 Louisiana, 35th Floor Houston, Texas 77002-2764 Attn: Kathy L. Tedore Telephone (713) 226-0600 Telecopy (713) 226-0259

Approximate date of commencement of proposed sale to the public: Not applicable.  Deregistration of unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box.  ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ___  ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ___  ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

Deregistration of Securities

On July 31, 1996, Seitel, Inc. (the "Company") filed a resale registration statement on Form S-3 (the "Registration Statement").  The Registration Statement registered a total of 132,075 shares of the Company's common stock, par value $.01 per share (the "Old Common Stock") on behalf of certain selling securityholders.

On July 22, 2003, the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.  The Bankruptcy Court confirmed the Third Amended Joint Plan of Reorganization, as modified, supplemented or amended (the "Plan"), on March 18, 2004 and it became effective as of July 2, 2004.  Pursuant to the Plan, the Old Common Stock was cancelled.  The outstanding shares of the Old Common Stock were automatically converted into shares of the Company's reorganized common stock, par value $0.01 (the "New Common Stock).  This transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145(a) of the United States Bankruptcy Code.  Accordingly, this Post Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all shares of the Old Common Stock included in the Registration Statement that were not sold thereunder.

As filed with the Securities and Exchange Commission on March 18, 2005.

                                                                                                                Registration  No. 33-80574

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-00254341 (I.R.S. Employer Identification Number)
10811 S. Westview Circle Building C, Suite 100 Houston, Texas 77043 (713) 881-8900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert D. Monson

President and Chief Executive Officer

Seitel, Inc.

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(713) 881-8900

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

With copies to: Porter & Hedges, L.L.P. 700 Louisiana, 35th Floor Houston, Texas 77002-2764 Attn: Kathy L. Tedore Telephone (713) 226-0600 Telecopy (713) 226-0259

Approximate date of commencement of proposed sale to the public: Not applicable.  Deregistration of unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box.  ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ___  ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ___  ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

Deregistration of Securities

On June 22, 1994, Seitel, Inc. (the "Company") filed a shelf registration statement on Form S-3 (the "Registration Statement").  The Registration Statement covered the offering of up to $75,000,000 of the Company's common stock, par value $.01 per share (the "Old Common Stock"), debt securities and preferred stock, par value $.01 per share.

On July 22, 2003, the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.  The Bankruptcy Court confirmed the Third Amended Joint Plan of Reorganization, as modified, supplemented or amended (the "Plan"), on March 18, 2004 and it became effective as of July 2, 2004.  Pursuant to the Plan, all equity securities of the Company were cancelled.  The outstanding shares of the Old Common Stock were automatically converted into shares of the Company's reorganized common stock, par value $0.01 (the "New Common Stock).  This transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145(a) of the United States Bankruptcy Code.  Accordingly, this Post Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the $41,041,600 of securities included in the Registration Statement that were not sold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 18, 2005.

SEITEL, INC.

By:   /s/ Robert D. Monson

Robert D. Monson

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert D. Monson	President and Chief Executive Officer (Principal Executive Officer) Director	March 18, 2005
Robert D. Monson

/s/ Fred S. Zeidman	Chairman of the Board of Directors	March 18, 2005
Fred S. Zeidman

/s/ Marcia H. Kendrick	Senior Vice President, Chief Accounting Officer, Acting Chief Financial Officer and Acting Secretary (Principal Financial and Accounting Officer)	March 18, 2005
Marcia H. Kendrick

/s/ C. Robert Black	Director	March 18, 2005
C. Robert Black

/s/ Kevin S. Flannery	Director	March 18, 2005
Kevin S. Flannery

/s/ Ned S. Holmes	Director	March 18, 2005
Ned S. Holmes